EXHIBIT 99.1

SOLITARIO VOTERS APPROVE NAME CHANGE TO SOLITARIO RESOURCES CORP AT ANNUAL MEETING HELD JUNE 20, 2023

DENVER, CO – June 20, 2023 - Solitario Zinc Corp. (“Solitario”) (NYSE American: XPL; TSX: SLR) announces results of its Annual General Meeting of Shareholders at which holders of 35,017,204 shares of common stock or 55.04% of the total outstanding shares eligible to vote as of the record date were present in person or by proxy. The five matters identified below were submitted to a vote of the shareholders. Each proposal is more fully described in Solitario’s definitive proxy statement filed with the Securities and Exchange Commission dated April 28, 2023.

Chris Herald, President and CEO of Solitario, commented “We are pleased with the results of this year’s Annual Meeting and thank our shareholders for their ongoing support as we strive to create value by moving our projects forward. We are pleased that our shareholders have approved the name change to Solitario Resources Corp., which more accurately reflects the scope of our exploration activities including the exploration success we have reported at our Golden Crest project in South Dakota as well as on-going activities at our Lik zinc project in Alaska operated by Teck and at our Florida Canyon zinc project in Peru, operated by Nexa. We look forward to reporting results on these activities in the coming months."

Report of Voting Results

1. Election of Directors. Seven directors were elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified, with each director receiving the votes (and percentage of shares voting, excluding broker non-votes) below:

Shares voted
Name	For (%)	Withheld	Broker Non-Votes
Brian Labadie	24,822,040 (96.41)	924,093	9,271,071
John Labate	24,560,824 (95.40)	1,185,309	9,271,071
James Hesketh	23,214,159 (90.17)	2,531,974	9,271,071
Christopher E. Herald	24,973,112 (97.00)	773,021	9,271,071
Gil Atzmon	24,566,128 (95.42)	1,180,005	9,271,071
Joshua D. Crumb	24,481,067 (95.09)	1,265,066	9,271,071
Debbie Austin	25,559,729 (99.28)	186,404	9,271,071

1. Name change to Solitario Resources Corp.: The shareholders approved the name change to Solitario Resources Corp. with 34,835,576 shares voting for (99.48% of shares voting), 90,333 shares voting against, 91,294 shares abstaining, and 1 broker non-vote.

2. The 2023 Solitario Stock and Incentive Plan: The shareholders approved the 2023 Solitario Stock and Incentive Plan with 24,593,392 shares voting for (95.52% of shares voting), 897,470 shares voting against, 255,271 shares abstaining, and 9,271,022 broker non-votes.

3. Advisory Vote on Executive Compensation: The shareholders approved the following resolution concerning the compensation of Solitario’s named executive officers with 24,484,981 shares voting for (95.10% of shares voting), 1,045,514 shares voting against, 215, 637 shares abstaining, and 9,271,072 broker non-votes.

“RESOLVED THAT: Solitario shareholders approve the compensation of Solitario’s named executive officers, as disclosed in the Company’s proxy statement, dated April 28, 2023, pursuant to the compensation disclosure rules of the Securities and Exchange Commission set forth in Item 402 of Regulation S-K, including, but not limited to, the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement for the 2023 annual meeting.”

4. Appointment of Auditors. The appointment of Plante Moran PLLC as Solitario’s auditors for fiscal year 2023 was ratified with 34,441,784 shares voting for (98.36% of shares voting), 153,930 shares voting against, 421,490 shares voting to abstain, and no broker non-votes.

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About Solitario

Solitario is a natural resource exploration and development company focused on high-quality Tier-1 gold and zinc projects. The Company is traded on the NYSE American (“XPL”) and on the Toronto Stock Exchange (“SLR”). In addition to its Golden Crest project, Solitario holds 50% joint venture interest (Teck Resources 50%) in the high-grade, Lik zinc deposit in Alaska and a 39% joint venture interest (Nexa Resources holds the remaining 61% interest) on the high-grade Florida Canyon zinc project in Peru. Solitario is carried to production through its joint venture arrangement with Nexa. Solitario’s Management and Directors hold approximately 9.2% (excluding options) of the Company’s 64.8 million shares outstanding. Solitario’s cash balance and marketable securities stand at approximately US$4.1 million. Additional information about Solitario is available online at www.solitariozinc.com.

Solitario has a long history of committed Environmental, Social and Responsible Governance (“ESG”) of its business. We realize ESG issues are also important to investors, employees and all stakeholders, including communities in which we work. We are pledged to operate our business in a manner that supports environmental and social initiatives and responsible corporate governance.

FOR MORE INFORMATION CONTACT:

Christopher E. Herald President & CEO (303) 534-1030, Ext. 14

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